UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/08/2013

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 8, 2013, the Board of Directors of Tesco Corporation (the "Company"), approved amendments to the Company's Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors, agents, employees and representatives. The amended Code is substantially similar to the prior version, but (i) updates references to other Company policies, and (ii) states with greater clarity the Company's expectations of its officers, directors, agents, employees and representatives. The foregoing summary of the amendments to the Code is subject to, and qualified in its entirety by, reference to the full text of the Code, as so amended, a copy of which is available at www.tescocorp.com under "Investor Relations>Corporate Governance" and is also attached hereto as Exhibit 14.1.

Item 9.01.    Exhibits and Financial Statements.

(d)    Exhibits

Exhibit 14.1    Tesco Corporation Revised Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: August 14, 2013	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.    Description
Exhibit 14.1    Tesco Corporation Revised Code of Business Conduct and Ethics